UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2025 (February 18, 2025)

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Laporte Road, Stallingborough
Stamford, Connecticut 06901	Grimsby, North East Lincolnshire, DN40 2PR, England

 (Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-1 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 19, 2025, the Board of Directors of Tronox Holdings plc (the “Company”) appointed Julie Beck as an independent Director, effective March 1, 2025. Ms. Beck was also appointed to serve as a member of the Company’s audit committee.

From January 2022 to February 2025, Ms. Beck was the Senior Vice President, Chief Financial Officer of Terex Corporation (NYSE: TEX), a global industrial equipment manufacturer, and has been with Terex since November 2021. Previously, Ms. Beck served as Senior Vice President and Chief Financial Officer of NOVA Chemicals Corporation from 2016 to 2021. Prior to joining NOVA Chemicals, from 2008 to 2016, she served as Chief Financial Officer of the mining and machinery business of Joy Global, Inc., a former NYSE-listed manufacturer and servicer of heavy equipment used for minerals extraction. From 2014 to 2016, Ms. Beck also served as Global Vice President of Supply Chain, Operational Excellence, and Quality for Joy Global, Inc. Ms. Beck previously served in various positions, including Chief Financial Officer, at both the Journal Register Company, a former NYSE-listed publishing organization, and Norwood Promotional Products, Inc., a global consumer products and promotional products manufacturer. Prior to that, Ms. Beck served in financial roles for Temple-Inland, Inc., a corrugated packaging and building products company, and Rockwell Automation, an industrial automation equipment manufacturer.

Ms. Beck will receive compensation consistent with the other non-employee directors of the Company. Pursuant to this program, Ms. Beck will receive an annual cash retainer of $100,000, payable quarterly in arrears, and an additional annual retainer of $15,000, payable quarterly in arrears, for serving as a member of the audit committee.  In addition, Ms. Beck is entitled to an annual equity grant of time-based restricted share units with a fair market value of $150,000.

There are no arrangements between Ms. Beck and any other persons pursuant to which Ms. Beck was selected as a director. There are no related party transactions between the Company and Ms. Beck that would be required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 is a copy of a press release of the Company, dated February 18, 2025, announcing that the Company’s Board of Directors declared a cash dividend of $0.125 per share payable on April 4, 2025 to shareholders of record at the close of business on March 3, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Dividend Press Release, dated February 18, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: February 19, 2025	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary